CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Autostrada Motors, Inc. (the "Registrant") on Form 10-QSB for the period ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), We, Douglas W. Fry, President and director and Travis T. Jenson, Secretary,Treasurer, CFO and director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


By/S/ Douglas W. Fry
-----------------
Douglas W. Fry
President and Director
Dated this 8th day of August, 2005


By/S/ Travis T. Jenson
-----------------
Travis T. Jenson
Secretary, Treasurer, CFO and Director
Dated this 8th day of August, 2005